Calculation of Filing Fee Tables
S-8
Fervo Energy Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock	Other	35,107,737	$ 27.00	$ 947,908,899.00	0.0001381	$ 130,906.22
2	Equity	Class A common stock	Other	32,047,298	$ 2.43	$ 77,874,934.14	0.0001381	$ 10,754.53
3	Equity	Class A common stock	Other	5,671,247	$ 27.00	$ 153,123,669.00	0.0001381	$ 21,146.38
Total Offering Amounts:						$ 1,178,907,502.14		$ 162,807.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 162,807.13
Offering Note
[1]	1(a). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") also registers an indeterminate number of additional shares of Class A common stock, par value $0.0001 ("Class A common stock") that become issuable pursuant to the Fervo Energy Company 2026 Incentive Award Plan (the "2026 Plan"), the Fervo Energy Company 2019 Stock Incentive Plan (the "2019 Plan") and the Fervo Energy Company 2026 Employee Stock Purchase Plan (the "ESPP"), as a result of any future stock splits, stock dividends or other similar transactions without the receipt of consideration that increases the number of outstanding shares of Class A common stock. 1(b). Represents 35,107,737 shares of Class A common stock issuable under the 2026 Plan. To the extent (i) outstanding awards under the 2026 Plan or the 2019 Plan expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited or (ii) shares subject to outstanding 2026 Plan or 2019 Plan awards are delivered to the Company to satisfy the applicable exercise or purchase price of an award and/or any applicable tax withholding obligation with respect to the award, such shares of Class A common stock subject to such awards will be available for future issuance under the 2026 Plan. See footnote 3 below. The shares authorized for issuance under the 2026 Plan can be either in the form of Class A common stock or Class B common stock, par value $0.0001 ("Class B common stock"), which is convertible into Class A common stock on a one-for-one basis, as determined by the Company. This Registration Statement does not register shares of Class B common stock that may be issued under the 2026 Plan, but registers the maximum number of shares of Class A common stock that may be issued under the 2026 Plan. 1(c). Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the initial public offering price of the Class A common stock, which was equal to $27.00.

[2]	2(a). See note 1(a) above. 2(b). Represents 32,047,298 shares of Class A common stock issuable upon the exercise of options outstanding under the 2019 Plan. To the extent outstanding options under the 2019 Plan (i) expire, lapse or are terminated, exchanged for or settled in cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited or (ii) are delivered to the Company to satisfy the applicable exercise or purchase price of an award and/or any applicable tax withholding obligation with respect to the award, such shares of Class A common stock subject to such awards will be available for future issuance under the 2026 Plan. See footnote 1(b) above. 2(c). Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the weighted-average exercise price of $2.43 per share for outstanding options under the 2019 Plan.

[3]	3(a). See note 1(a) above. 3(b). Represents 5,671,247 shares of Class A common stock issuable under the ESPP. 3(c). Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act based upon the initial public offering price of the Class A common stock, which was equal to $27.00.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources